Exhibit 99.1

Calix Releases Third Quarter 2025 Financial Results

SAN JOSE, CA – October 29, 2025 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for its third quarter of 2025, which have been posted as a letter to stockholders to the investor relations section of its website. Please visit the Calix investor relations website at https://investor-relations.calix.com to view the letter to stockholders.

A conference call to discuss these results with President and CEO Michael Weening and CFO Cory Sindelar will be held tomorrow, October 30, 2025, at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time.

Interested parties may listen to a live webcast of the conference call by visiting the Events section of the Calix Investor Relations website. The live conference call will be available by dialing (877) 407-4019, or international (201) 689-8337, with conference ID# 13756202. Participants may also click this link for instant telephone access to the event. The link will become active approximately 15 minutes prior to the start of the conference call. The conference call and webcast will include forward-looking information.

A webcast replay of the conference call will be available following its completion and will be archived on the Calix Investor Relations website.
About Calix

Calix, Inc. (NYSE: CALX) — Calix delivers the industry’s only agentic AI cloud and appliance-based platform, purpose-built over two decades with open standards and advanced security so service providers of all sizes can transform into experience providers. The platform combines agentic AI, intelligent appliances, and fully integrated managed services with Calix Customer Success and a partner community to simplify operations, engagement, and service, innovate for their consumer, business, and municipal subscribers, and grow their value for members, investors, and the communities they serve.

Category: Financial

Investor Inquiries:
Nancy Fazioli
VP, Investor Relations
InvestorRelations@calix.com
(669) 308-3901